Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the financial statements and financial highlights of Total Fund Solution comprising Cromwell CenterSquare Real Estate Fund, Cromwell Long Short Fund (formerly, “Cromwell Marketfield L/S Fund”), Cromwell Tran Focus Fund (formerly, “Cromwell Tran Sustainable Focus Fund”), Cromwell Foresight Global Infrastructure Fund (formerly, “Cromwell Foresight Global Sustainable Infrastructure Fund”), Cromwell Greenspring Mid Cap Fund, and Cromwell Balanced Fund (formerly, “Cromwell Sustainable Balanced Fund”), which are included in Form N-CSR for the year or period ended December 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 28, 2025